EXHIBIT 5

                          [AKIN GUMP GRAPHIC]






                               September 24, 2003


Innovo Group Inc.
5900 S. Eastern Avenue, Suite 120
Commerce, California 90040

         Re:      Innovo Group Inc. - Registration Statement on Form S-8


Ladies and Gentlemen:

         We have acted as counsel to Innovo Group Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-8, as amended (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering and sale by the Company of up to 2,000,000 shares (the "Company Shares") of the Company's common stock, par value $0.10 per share ("Common Stock"), under the Company's 2000 Employee Stock Incentive Plan, as such plan is described in the Registration Statement (the "Plan").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this opinion letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that, when the Registration Statement has become effective under the Act and when the Company Shares have been issued, sold and delivered in compliance with the Plan and applicable federal and state securities laws and in the manner described in the Registration Statement, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable.

         The opinions and other matters in this opinion letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.


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B. This law firm is a registered limited liability  partnership  organized under the laws of the State of Texas.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. This opinion letter is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.


Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD, LLP

AKIN GUMP STRAUSS HAUER & FELD, LLP